Exhibit 10.46
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
AMENDMENT NO. 2 TO MANUFACTURING AND SUPPLY
AGREEMENT
THIS AMENDMENT NO. 2 TO MANUFACTURING AND SUPPLY AGREEMENT (“Amendment No. 2”) is made and entered into as of February 15, 2011 (the “Effective Date of Amendment No. 2”) by and between Alexza Pharmaceuticals, Inc., a Delaware corporation having an address at 2091 Stierlin Court, Mountain View, CA 94043 (“Alexza”) and Autoliv ASP, Inc., an Indiana corporation having an address at 3350 Airport Road, Ogden Utah 84405 (“Autoliv”).
WHEREAS Alexza and Autoliv are parties to a Manufacturing and Supply Agreement dated November 2, 2007 (the “Agreement”) and amended by Amendment No. 1 to Manufacturing and Supply Agreement dated as of June 30, 2010 (“Amendment No. 1”); and
WHEREAS the parties now wish to further amend the Agreement;
NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Amendment No. 2 and in accordance with and subject to the terms and conditions specified below, the parties agree as follows:
Amendment of the Agreement
The parties hereby agree to amend the Agreement as of the Effective Date of this Amendment No. 2 as provided below. Capitalized terms used in this Amendment No. 2 that are not otherwise defined herein shall have the meaning ascribed to them in the Agreement or Amendment No. 1, as the case may be.
1.	Adjustment of Principal Amount of Promissory Note; Payment for Second Cell. The parties acknowledge that Alexza has requested that Autoliv cease work on the second cell of the first Commercial Production Line, and pursuant to Section 5.4 (iii) of the Agreement as amended the parties agree that (a) the principal amount of the Note is hereby reduced to $2.8 million, (b) the monthly payments on the Note will be $67,903.49 and (c) Alexza will make the first payment upon the Effective Date of Amendment No. 2. Autoliv will return the existing Note, and Alexza will issue a new Note in the form attached as Exhibit 1 hereto. In the event and to the extent that Alexza requests in writing that Autoliv shall provide the second cell of the First Commercial Production Line Autoliv shall complete, install and fully qualify such second cell at a cost of $1,200,000 in accordance with the terms and conditions of Section 5.4 (iv) of the Agreement as amended.

2.	Clarification regarding pricing. The Parties agree that pursuant to Section 3.3 of the Agreement the prices set forth in Exhibit C of the Agreement apply to annual volumes purchased by Alexza. By way of illustration and for purposes of clarification, if in a year Alexza purchases [*] Heat Packages, the price per Heat package will be $[*] and the total cost to Alexza for the [*] Heat Packages will be $[*].

3.	Miscellaneous.
(i)	Full Force and Effect. Except as expressly amended by this amendment No. 2, the Agreement as amended by Amendment No. 1 shall remain unchanged and shall continue in full force and effect as provided therein.

(ii)	Entire Agreement of the Parties. This Amendment No. 2, Amendment No. 1, the Agreement and the Exhibits hereto and thereto, constitute the complete, final and exclusive understanding and agreement of the parties with respect to the subject matter of the Agreement and supersede any and all prior or contemporaneous negotiations, correspondence, understandings and agreements, whether oral or written, between the parties respecting the subject matter of the Agreement.

(iii)	Counterparts. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 in duplicate originals by their authorized officers as of the Effective Date of Amendment No. 2.

ALEXZA PHARMACEUTICALS, INC.

By	/s/ August J. Moretti

Print name	August J. Moretti
Title	CFO

AUTOLIV ASP, INC.

By	/s/ Michael J. Ward

Print name	Michael J. Ward
Title	President

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.